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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated December 2, 1999 included in Wavetek Wandel Goltermann, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 1999, as well as the incorporation by reference of such report into the previously filed Registration Statements on Form S-8 (File Nos. 2-87779, 33-10465, 33-17243, 33-42427, 33-50768, 33-57491, 33-57495, 33-16461,
333-01639 and 333-75797) of Dynatech Corporation.

                              Arthur Andersen LLP

Raleigh, North Carolina
May 26, 2000